Ep. 6 BOXABL Factory Update 2024 - 550 Casitas Produced, Automation Upgrades, & AZ...

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32,317 views Mar 19, 2024 #BOXABL #affordablehousing #construction
In Episode 6, get a behind-the-scenes look at the factory floor. Churning out 550 Casitas, investing millions in automation, and getting AZ state approvals. Is this the future of housing? You decide! #BOXABL #affordablehousing #construction Book your FREE Tour at: https://www.boxabl.com/tours/ Want to work at BOXABL?https://www.boxabl.com/jobs/ BOXABL is open to investors, subject to requirements at https://invest.BOXABL.com Check out our other socials: / boxabl / boxabl / boxabl / boxabl / boxabl Visit our website: https://www.BOXABL.com THE FOLLOWING VIDEO MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. BOXABL IS CONSIDERING UNDERTAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC AND IS AVAILABLE HERE https://invest.boxabl.com/#circular NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

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to date we've been able to manufacture
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over 550 Casitas with many of those being
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deployed in now Six States all around
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the country Arizona California Utah
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Virginia Hawaii Nevada and Cuba Boxabl
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is a building system not just a tiny
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House Company automated manufacturing
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equipment I looked back and I said I
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didn't expect to be here I expected to
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be here and as you can see here we now
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have three Factory buildings totaling
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over 400,000 sq ft ever since the days of
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Henry Ford with Automotive production
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line or the Boxabl production line they're
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putting out one car every minute or less
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why is no one doing that with
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housing Factory equipment upgrades that
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we're doing right now are going to
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really change the game for Boxabl we
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think they're going to bring down labor
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costs allow us to produce houses faster
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reduce the number of parts in the
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building so we're going to be launching
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a partner directory we recently hired a
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CFO and a full Finance team huge
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milestone happened recently with our
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Arizona State modular approval inside
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the factory to prepare for new products
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we're showcasing which is a one through
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four bedroom model what is it called
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Goldie
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[Music]
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[Music]
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Goldibox our mission is to fix housing the
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product and the factory has been
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designed with in its DNA from day one
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for massive massive scale
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[Music]
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okay
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look
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yeah I'm in the flipping Boxabl
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A Boxabl yeah I'm in a mother
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flipping Boxabl
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yeah
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yeah I mean that anything is
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possible we hurdle over any
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obstacle yeah we are Boxabl Boxabl Boxabl Boxabl we
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are Boxabl Boxabl Boxabl
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Boxabl how perfect was that how
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perfect was
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that right now I'm standing in the
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middle of the Boxabl Factory where
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we're undergoing massive changes we're
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actually ripping out tons of old
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equipment and putting
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new automated manufacturing equipment
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this is going to allow us to produce
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houses faster with less labor cost at a
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higher quality level we're pulling out a
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huge amount of the labor out of this
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process and we're increasing Automation
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in a big
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way hopefully he doesn't do the
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whole thing by hand there and he uses
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the Digger you
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know so here it is our first production
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line uh we moved in here a couple of
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years ago with a team and we didn't know
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each other cuz we moved from an R&D
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space with maybe a dozen people to
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getting on for anywhere between 170 and
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200 people and we had to set up a
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production line from a whole bunch of

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theory and make it all work and there
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were a few sleepless nights let me tell
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you but you have to start somewhere so
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let's take a walk down what will soon be
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Memory Lane in terms of 1.0 production
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so we
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start with a floor next up we pass on
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here we put in the walls and some of the
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infrastructure like uh cabinets and
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boilers we've got the core of the Casita
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the core of the Casita is the
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uncompressed space so we fold up the
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empty space and then we're able to get
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to that 8 and 1/2t wide shipping
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Dimension the key numbers are 8 ½ ft
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wide 13 1/2 ft from the black top from
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the tarmac from the roadway and whatever
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length you want today we're 20 we will
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be making 30 and 40 ft boxes and that can
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ship all over the world you can see
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things starting to take form here now
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we've got the core of the Casita mostly
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built out we've got the floor panel
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we've got the folding roof coming on top
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and there's just a few more stations and
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then the house is done this is what the
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Boxabl packs up to uh the Boxabl
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Casita and they expanded offering our
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Goldie box offering they all arrive like
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this if you want up to a four-bedroom
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home
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four of these will show up when we got
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in here about two and a half years ago
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and turned on this first factory uh we
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didn't realize it but we would get very
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lucky being able to actually pick up two
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other buildings right next to each
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other Boxabl Factory one right here big
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giant building big giant vanishing point
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building but
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apparently, that wasn't enough for our
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Ambitions and ahead of me here is
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another giant building and this is the
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corner of uh Factory 2 right in front of
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us so here we are at uh Factory 2 a lot
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of things happening here at the moment
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so Factory 2 uh will be a factory
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supplying Factory one all the main
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production uh will happen in Factory 1
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where we will build the boxes uh but
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here this is for example our latest foam
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cutting equipment is a different
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technology than what we're using today
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it's got a appraisive um system uh will
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be much faster more accurate it's more
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automated equipment better for data
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collection quality of course and uh
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speed will be way more productive uh
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with this equipment so we've now got
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Factory buildings one two and three all
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right next to each other so they can
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support each other here in Las Vegas oh
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look what's that through the
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magic of video editing uh we're at
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Factory 3
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have a nice window here for keep an eye
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on what's going
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on and then through here pretty much the
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same format we're we're still moving in
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but we will have uh the lunch area here
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for for our team members our for our
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Factory workers and our kitchen behind
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us and obviously delicious snacks

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because we need to keep everybody fed
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let's go take a look at something maybe
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just a little bit more
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[Music]
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interesting what we've done here is
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we've taken three of our 20x20 room
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modules and just stuck them together one
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is still the basically the Casita so it's
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got the kitchen bathroom in there then
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the other ones will have only a bathroom
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in them so we've taken the kitchen out
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and then in one unit we've added a
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divider wall in the middle to turn a one
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20x20 box into two bedrooms then on the
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fourth Square we've just added in a nice
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little patio area here Boxabl is a
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building system not just a tiny house
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company uh to build most things most of
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the time the best way to think about box
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ball is simply to think of Legos so from
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a tiny home to a mansion and I do mean a
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Mansion our goal our vision is that you
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will be able to build with Boxabl
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it's
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2024 we're shooting Rockets into space
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Elon Musk is working on humanoid
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robots you can get your your Apple
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goggles and see augmented reality and
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virtual reality but somehow we have
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record homelessness our next step to fix
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housing is what we're calling Boxzilla
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Boxzilla is basically taking everything
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we've learned here and scaling it up
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massively in order to get more
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efficiencies implement more automation
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give us more bulk purchasing power with
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suppliers to drive down cost allow us to
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get closer to this goal of matching what
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the automobile makers are doing where
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they're putting out one car per minute
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we're actually going around the country
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now visiting sites for potential Boxzilla
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Factory talking in different states
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about incentive packages and trying to
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put the pieces together that we need in
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order to launch boxzilla which hopefully
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can be the world's most advanced largest
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house Factory that's ever been done the
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product that we have here is the Boxabl
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technology and everything that goes
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inside it the second product that we're
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developing is the factory itself because
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we want to franchise this that means we
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find partners and we can make copies of
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the Boxable Factory uh around the
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country not too many because we're so
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shipping efficient but also around the
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world and all of our methodologies into
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a giant manual with costs and everything
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if you think about McDonald's they're
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basically micro factories where the
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mothership does all the Innovation gets
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the formula right and provides the
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franchisee with both the equipment and
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the raw material so they provide you
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know the french fries and the fry later
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and that's what we will do when we
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replicate this we are rolling out a
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dealer program at Boxabl that's where
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we're bringing parties in that want to
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go out and sell a Casita Market it find
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customers do price quotes do install
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companies that want to provide this full

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package of services to our customers
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hi I'm Lance from Boxabl I'm the sales
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director here you know five months ago
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we started our distributor and installer
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one-day training program classes are
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generally full and we have more and more
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Distributors and general contractors
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wanting to work with boxable every day
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the benefit to the consumer to you is
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that our Boxabl now will be installed by
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professionals trained here at Boxabl to
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ensure that you get your Boxabl
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installed right according to code and on
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time one cool thing that we've been able
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to do to fuel the vision of Boxabl was
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actually the way we raised Capital so we
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had a lot of people early on saying hey
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can I invest in in Boxabl and these
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were just individuals so I looked around
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and said is there a way to enable that
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and the answer was yes so we ended up
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being able to put basically a link on
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our website where people could come in
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and invest small amounts of money we
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ended up raising over $150 million from
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over 40,000 people for this process
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that's allow us to run really fast you
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know buy equipment buy raw materials
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make things happen and we're continuing
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to follow through with that strategy so
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for example on our last reg C offering
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where we were allowed to raise an
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additional $3 million we launched that
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and within 9 hours we had sold out the
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full amount the biggest change we've had
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is the integration of the automation the
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Machinery the the equipment I'd have to
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say um most of it has been from
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conceptual idea to now full-fledged
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manufacturer buying a Casita from Boxabl
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unfortunately it's not just a small
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product like this where I can put in a
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FedEx envelope and ship it to someone
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who buys it you're going to have to get
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uh permits and installation and
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foundation and all that kind of stuff so
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we're actually rolling out a partner
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directory on our website so this
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directory is going to list most of the
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people who have reached out to us over
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the years and wanted to work with
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Boxabl wanted to sell our product
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wanted to be an installer architects
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financing dealers installers all the
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people that a Casita customer and end
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user needs to chat with in order to see
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if their project is feasible and get
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that work done my name is
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BB I've been with Boxabl for about 2
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years and some change um it's been a
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steady progression in the beginning
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everything was kind of still coming
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together nobody really had their feet
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under them but so far we've made a ton
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of progress
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it's moving pretty fast everything's
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really rapid I've been with the company
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now about 3 years box was such a great
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place to work for because there so much
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room for uh for growth you can come here
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like I did start from the bottom and
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work your way up I'm currently now um
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Department lead we've opened up three

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factories in the past two years so it's
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a lot of room to grow here we've now got
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over 170 employees we recently hired a
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CFO a finance team we've got 10
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Engineers working a huge milestone
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happened recently with our Arizona State
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modular approval we got through a really
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burdensome regulatory process which is
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going to allow us to sell Casitas into
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the State of Arizona and we think now
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that that first Domino has fallen that
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the rest of the states are going to
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start coming in soon and we can also
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sell Park Model RV Casitas in over 40
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States hop in one of the amazing things
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about box for is we give tours every day
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and we don't
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advertise and a dozen two dozen three dozen
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people come every day please come have
13:02
you ever wondered how our Casitas come to
13:04
life click the link down below and book
13:06
your spot Boxabl recently had a job
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fair where we hired about 30 people if
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you'd like to come and join us click on
13:12
the link below and happy to have you
13:14
here in our growing company
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